Exhibit 32

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), Jay M. Short, Ph.D., the Chief Executive Officer of Diversa Corporation (the “Company”), and Edward Shonsey, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge:

1. The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2004, to which this Certification is attached as Exhibit 32 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

Dated: November 3, 2004

/s/ JAY M. SHORT	/s/ EDWARD SHONSEY
Jay M. Short, Ph.D.	Edward Shonsey
Chief Executive Officer	Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided by Diversa Corporation and will be retained by Diversa Corporation and furnished to the Securities and Exchange Commission or its staff upon request.